UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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Avocent Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of Avocent Corporation, a Delaware corporation, will be held at the Bevill Conference Center and Hotel located on the University of Alabama at Huntsville Campus, 550 Sparkman Drive, Huntsville, Alabama 35805, on Thursday, June 23, 2005, at 10:00 a.m. Central Time, for the following purposes:

1.                                       To elect three Class II directors to serve until the annual meeting of our stockholders in 2008;

2.                                       To approve the adoption of the Avocent Corporation 2005 Equity Incentive Plan; and

3.                                       To transact such other business as may properly come before the meeting, or any postponement or adjournment of the annual meeting.

Only stockholders of record at the close of business on April 30, 2005, are entitled to notice of, and to vote at, the 2005 Annual Meeting of Stockholders and any adjournment or postponement of this annual meeting.  A list of these stockholders is kept at the office of our transfer agent, American Stock Transfer & Trust Company.  All stockholders are cordially invited to attend the annual meeting.  However, to assure your representation at the meeting, you are urged to mark, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  You may also be able to submit your proxy over the Internet or by telephone.  For specific instructions, please refer to the information provided with your proxy card.

Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Samuel F. Saracino
Secretary

Huntsville, Alabama
April 28, 2005

YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.

4991 Corporate Drive

Huntsville, Alabama 35805

PROXY STATEMENT

Annual Meeting of Stockholders
To be held on June 23, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time, and Place

This proxy statement is furnished to the stockholders of Avocent Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at the 2005 Annual Meeting of Stockholders to be held at the Bevill Conference Center and Hotel located on the University of Alabama at Huntsville Campus, 550 Sparkman Drive, Huntsville, Alabama 35805, on Thursday, June 23, 2005, at 10:00 a.m. Central Time, and any and all postponements or adjournments of this annual meeting, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders.  These proxy solicitation materials were first mailed on or about May 9, 2005, to all stockholders entitled to vote at the annual meeting.  Our principal executive offices are located at 4991 Corporate Drive, Huntsville, Alabama 35805.

Purposes of the Annual Meeting

The purposes of the annual meeting are to:

•                  Elect three Class II directors to serve until the annual meeting of our stockholders in 2008;

•                  Approve the adoption of the Avocent Corporation 2005 Equity Incentive Plan; and

•                  Transact such other business as may properly come before the annual meeting, or any postponement or adjournment of the annual meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our corporate secretary or our transfer agent, American Stock Transfer & Trust Company, a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

Record Date and Share Ownership

Stockholders of record at the close of business on April 30, 2005, the record date, are entitled to notice of, and to vote at, the annual meeting.  On April 15, 2005, 49,758,444 shares of our common stock, and no shares of our preferred stock, were issued and outstanding, held of record by approximately 282 stockholders.  For information regarding security ownership by principal stockholders and management, see the section below entitled, “Security Ownership by Principal Stockholders and Management.”

Voting and Solicitation; Quorum

Each share held as of the record date is entitled to one vote.  A quorum for the transaction of business at the annual meeting requires the presence, in person or by proxy, of a majority of the votes eligible to be cast by holders of the shares of common stock issued and outstanding on the record date.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.  However, broker non-votes will not be counted for the purpose of determining the number of shares entitled to vote with respect to a proposal on which the broker has expressly not voted.  Thus, broker non-votes will not affect the outcome of the voting on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

The solicitation of proxies will be conducted by mail, and we will bear all attendant costs.  These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials regarding the annual meeting to such beneficial owners.  Certain of our directors, officers, and regular employees, without additional compensation, may also solicit proxies, personally or by telephone, telegram, or facsimile.  We have retained Mellon Human Resources & Investor Solutions to assist us in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket costs and expenses, and we have agreed to indemnify Mellon against certain liabilities arising out of or in connection with our agreement.

Stockholder Proposals for the Next Annual Meeting

Any stockholder proposal to be presented at our next annual meeting of stockholders must be received at our offices no later than January 9, 2006, in order to be considered for inclusion in our proxy materials for such meeting.  Any such proposals must be submitted in writing, addressed to the attention of our corporate secretary at 9911 Willows Road N.E., Redmond, Washington 98052, Attention: Corporate Secretary, and must otherwise comply with our Bylaws and the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders.  In general, nominations for the election of directors or proposals for other business may be made by the Board of Directors or by any stockholder entitled to vote who has delivered written notice to our corporate secretary not less than 90 days in advance of the annual meeting, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.  In the event that less than 100 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to our corporate secretary.  All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our corporate secretary at 9911 Willows Road N.E., Redmond, Washington 98052, Attention: Corporate Secretary.

“Householding” of Proxy Materials

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”) called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one set of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  We believe this will provide greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home.

Stockholders who participate in householding will continue to receive separate proxy cards.  Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our proxy materials with other stockholders of record with whom you share an address or if you hold stock in more than one account, and in either case you wish to receive only a single copy of these documents for your household, please contact our corporate secretary at 9911 Willows Road N.E., Redmond, Washington 98052, Attention: Corporate Secretary, or by telephone at (425) 861-5858.

If you participate in householding and wish to receive a separate copy of our Annual Report on Form 10-K or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our corporate secretary at the address or telephone number indicated above and we will promptly deliver to you separate copies of these documents.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

PROPOSAL ONE

ELECTION OF CLASS II DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors is to be divided into three classes of directors, designated as Class I, Class II, and Class III.  Our Board of Directors currently consists of eight members, with three members in each of Classes I and II, and two members in Class III.  Upon the expiration of the term of a class of directors, nominees for that class are elected to serve for a term of three years and until their respective successors have been elected and qualified.  The current terms of the Class II directors, John R. Cooper, Harold D. (“Harry”) Copperman, and Edwin L. Harper, expire upon the election and qualification of the directors to be elected at the annual meeting.  Following the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated Messrs. Cooper, Copperman, and Harper for reelection to the Board of Directors at the annual meeting, to serve until the annual meeting of stockholders to be held in 2008.  The terms of the Class III and Class I directors expire at the annual meetings of stockholders to be held in 2006 and 2007, respectively.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Cooper, Copperman, and Harper to the Board of Directors.  The nominees have consented to serve as our directors if elected.  If, at the time of the annual meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unable, or will decline, to serve as a director.

Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the annual meeting.  Please note that Avocent was formed by the combination of Apex Inc. and Cybex Computer Products Corporation in a merger transaction that was effective July 1, 2000.

Class I Directors

William H. McAleer, 54, has been one of our directors since July 2000, and prior to that, he served as one of Apex’s directors since June 1996.  Mr. McAleer is currently Managing Director of Voyager Capital, a venture firm that provides funding to private information technology companies.  From 1988 through 1994, he was Vice President of Finance, Chief Financial Officer, and Secretary of Aldus Corporation, a publicly traded software company.

David P. Vieau, 55, has been one of our directors since April 2001.  Since March 2002, Mr. Vieau has been the President and Chief Executive Officer of A123Systems, Inc., a privately-held company that develops advanced power technologies for portable communications and computer systems.  From September 1995 through November 2000, he was Vice President of Worldwide Business Development of American Power Conversion Corporation, a publicly traded company that provides power protection, environmental control, and site monitoring services for the personal computer and information systems markets.

Doyle C. Weeks, 59, has been one of our directors since July 2000, and prior to that, he served as one of Cybex’s directors since 1998.  Mr. Weeks has been President and Chief Operating Officer since February 2005.  Prior to that he was our Executive Vice President of Group Operations and Business Development from July 2000 to January 2005, and prior to that, he held the same position at Cybex since August 1998.  Mr. Weeks served as Senior Vice President of Finance, Chief Financial Officer, and Treasurer of Cybex from 1995 to August 1998 and as Assistant Secretary of Cybex during 1998.

Class II Directors

John R. Cooper, 57, has been one of our directors since July 2000, and was elected as Chairman of our

Board of Directors in April 2003.  Prior to that, he served as one of Cybex’s directors since 1998.  Mr. Cooper has been our Chief Executive Officer since March 2002 and also served as our President from March 2002 through January 2005.  From April 2001 to November 2001, Mr. Cooper served as Senior Vice President of Finance and Chief Financial Officer of ADTRAN, Inc., a publicly traded company that designs, develops, manufacturers, markets and services a broad range of high-speed digital transmission products utilized by telephone companies and corporate end-users to implement advanced digital data services over existing telephone networks.  Mr. Cooper was Vice President and Chief Financial Officer of ADTRAN, Inc. from 1996 to April 2001.

Harold D. “Harry” Copperman, 58, Mr. Copperman has been one of our directors since November 2002.  Mr. Copperman is currently President and Chief Executive Officer of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software, and services, a position he has held since March 2002.  From 1993 through 1999, Mr. Copperman served as Senior Vice President and Group Executive of the Products Divisions at Digital Equipment Corporation where he was responsible for the company’s six computer systems business units and worldwide manufacturing and distribution.  Mr. Copperman is also a director of Epicor Software Corporation, a provider of enterprise software solutions for mid-market companies.

Edwin L. Harper, 60, has been one of our directors since July 2000, and was elected as our Lead Independent Director in April 2003.  Prior to that, he served as one of Apex’s directors since October 1996.  From September 1999 to March 2001, Mr. Harper served as a director and as President, Chief Executive Officer, and Chief Operating Officer of Manufacturing Technology, Inc., a privately held company that manufactures slicing and dicing equipment for the thin film head, semiconductor, and optics industries.  Mr. Harper is also a director of Ditech Communication Corporation, a telecommunications equipment supplier.

Class III Directors

Francis A. “Fran” Dramis, Jr., 57, has been one of our directors since November 2002.  Mr. Dramis is currently Chief Information - E-Commerce & Security Officer for BellSouth Corporation, a telecommunications company based in Atlanta, Georgia.  Mr. Dramis has held a variety of positions at BellSouth, which he joined in December 1998.  Prior to that, Mr. Dramis was a consultant for CIO Strategy, Inc., a Clifton, Virginia-based information technology consulting firm.

Stephen F. Thornton, 65, has been a member of our Board of Directors since July 2000, and was Chairman of our Board of Directors from July 2000 to April 2003.  Prior to that, he served as Chairman of the Board of Directors of Cybex since 1987.  Mr. Thornton was our President and Chief Executive Officer from July 2000 to March 2002, and prior to that, he held the same positions at Cybex since 1984.

Vote Required and Board of Directors Recommendation

The three nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. COOPER, COPPERMAN, AND HARPER TO THE BOARD OF DIRECTORS.

PROPOSAL TWO

APPROVAL OF THE ADOPTION OF THE
AVOCENT CORPORATION 2005 EQUITY INCENTIVE PLAN

You are being asked to approve the adoption of the Avocent Corporation 2005 Equity Incentive Plan (the “2005 Plan”) to allow for the grant of stock options and other incentive awards to attract and retain the best available personnel for positions of substantial authority, to provide additional incentive to our directors, employees, and consultants and to promote our success.

On April 21, 2005, our Board of Directors adopted the 2005 Plan, subject to obtaining the stockholder approval requested in this proposal.  In addition, the 2005 Plan is being submitted to stockholders for approval in order to enable us to grant certain awards under the 2005 Plan that may qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2005 Plan Approval

We strongly believe that the approval of the 2005 Plan is essential to our continued success. The Board and management believe that equity awards motivate high levels of performance, align the interests of service providers and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing service provider contributions to our success.  The Board and management believe that equity awards are of great value in recruiting and retaining personnel who help us meet its goals, as well as rewarding and encouraging current service providers.  The Board and management believe that the ability to grant equity awards will be important to our future success.

Starting with our first quarter of 2006, new accounting regulations are expected to require us to record a charge to earnings for employee and director stock option grants, including options granted under plans similar to the proposed 2005 Plan.  The 2005 Plan will allow us to grant a wider range of awards than is permitted under our current stock option plans, including restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, dividend equivalents, and deferred stock units, which will help us achieve our goal of attracting, retaining, and motivating talented personnel.  We believe that the 2005 Plan will be an essential element of a competitive compensation package.

As of April 15, 2005, options to purchase a total of 7,088,623 shares were outstanding and there were 1,187,377 options remaining available for issuance under our employee stock option plans as follows:

Plan	Options Outstanding	Options Available for Issuance
Apex Employee Stock Plan	138,092	-0-
Cybex 1995 Employee Stock Plan	95,500	-0-
Cybex 1998 Employee Stock Plan	588,167	-0-
Former Equinox Systems Inc, Stock Plans	45,470	-0-
Former 2C Plan	3,871	-0-
OSA Technologies, Inc. 2000 Stock Plan	158,884	146,007
Avocent Corporation 2000 Stock Plan	4,058,010	247,864
Avocent Corporation 2000 Transition Plan	227,037	120,923
Avocent Corporation 2003 Plan	1,355,806	596,619
Avocent Corporation 2003 Inducement Plan	417,786	75,964
TOTAL	7,088,623	1,187,377

If the 2005 Plan is approved by our stockholders, no more awards will be granted under these other plans.

As of April 15, 2005, there were approximately 995 employees (including officers) and members of our Board of Directors eligible to participate in the 2005 Plan.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE 2005 PLAN.

Our executive officers and members of our Board have an interest in this proposal as they may receive awards under the 2005 Equity Plan.

2005 Plan Summary

The following paragraphs provide a summary of the principal features of the 2005 Plan and its operation.  The Plan is set forth in its entirety as Appendix A to this Proxy Statement.  The following summary is qualified in its entirety by reference to the 2005 Plan.

Eligibility.  Options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, and dividend equivalents may be granted under the 2005 Plan.  Options granted under the 2005 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.  Nonstatutory stock options, restricted stock, restricted stock units, performance shares, performance units, stock appreciation rights, deferred stock units, and dividend equivalents may be granted under the 2005 Plan to our directors, employees, or consultants.  Incentive stock options may be granted only to our employees.  The Administrator of the 2005 Plan (as defined below), in its discretion, selects the person(s) to whom options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, and dividend equivalents (collectively, “Awards”) may be granted, the time or times at which Awards are granted, and the number of shares subject to each such Award.

Code Section 162(m) Annual Limitations.  The 2005 Plan provides that no person(s) may be granted, in any fiscal year, options or stock appreciation rights to purchase more than 400,000 shares of common stock; provided, however, the limit will be 1,200,000 shares for a person’s first fiscal year of service with us.  No more than 200,000 shares of restricted stock, restricted stock units or performance shares (which may include related dividend equivalent grants) may be granted to a person in any fiscal year; provided, however, the limit will be 600,000 shares for a person’s first fiscal year of service with us.  In addition, no person(s) may receive performance units, in any fiscal year, having an initial value greater than $1,000,000; provided, however, that the limit will be $3,000,000 for such person’s first fiscal year of service with us.

Shares Available For Issuance.  Upon approval by stockholders, a total of 2,500,000 shares of common stock will be available for issuance under the 2005 Plan, plus (i) any shares remaining available for issuance under our current stock option plans on the date of the 2005 Annual Meeting of Stockholders up to a maximum of 1,187,377 shares and (ii) any shares subject to any outstanding options under our current stock options plans that subsequently expire unexercised.  Any shares subject to restricted stock, performance shares, or restricted stock units with a per share price less than the fair market value of our common stock on the date of the Award will be counted against the authorized share reserve as two shares for every one share subject to the Award, and if any such shares are returned to the 2005 Plan, such shares will be counted as two shares.  If an Award expires or becomes unexercisable without having been exercised in full (or, with respect to restricted stock, performance shares, or restricted stock units, is forfeited to or repurchased by us), the unpurchased shares (or, for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) will become available for future Awards.  With respect to stock appreciation rights, shares issued pursuant to a stock appreciation right, as well as the shares withheld to pay the exercise price, will not be available under the 2005 Plan for future Awards.  Shares of restricted stock, performance shares or restricted stock units that are repurchased by us at the fair market value on the date of the original Award, or are forfeited to us, will become available for future grant under the 2005 Plan.  Shares used to pay the exercise price of an option will not become available for future Awards, and shares used to satisfy tax withholding obligations will also not become available for future Awards under the 2005 Plan.  To the extent a 2005 Plan Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the 2005 Plan.  Any payout of dividend equivalents or performance units, because they are payable only in cash, will not reduce the number of shares available for issuance under the 2005 Plan.  Conversely, any forfeiture of dividend equivalents or performance units will not increase the number of shares available for issuance under the 2005 Plan.

Administration.  The 2005 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”).  In the case of Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m).

Terms and Conditions of Options.  Each option will be evidenced by a stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted.  The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of our common stock on the date such option is granted.  The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted.

Exercise of Option; Form of Consideration.  The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option.  The 2005 Plan permits payment to be made by cash, check, other shares of our common stock (with some restrictions), a broker-assisted same day sale, any other form of consideration permitted by applicable law, or any combination thereof.

Term of Option.  The term of an option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant.  No option may be exercised after the expiration of its term.

Termination of Employment.  If the optionee’s service with us terminates for any reason other than death or disability or unless the Administrator otherwise approves, the options may be exercised as provided in the applicable option agreement.  In the absence of a specified time in the agreement, the options may be exercised for up to three months after such termination (but in no event later than the expiration of the term of the option) and may be exercised only to the extent the option was exercisable on the termination date.

Death or Disability.  If an optionee ceases to be a service provider for us as a result of his or her death or disability, then options held by such optionee may be exercised as provided in the applicable option agreement.  In the absence of a specified time in the agreement, the options may be exercised for twelve months after such cessation of service (but in no event later than the expiration of the term of the option) and only to the extent the option was exercisable on the date of death or disability.

Stock Appreciation Rights.  Stock appreciation rights are Awards that grant the participant the right to receive an amount equal to (i) the number of shares exercised, times (ii) the amount by which our stock price exceeds the exercise price.  An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price.  Our obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Administrator may determine and as set forth in the stock appreciation right agreement.  The Administrator determines the terms of stock appreciation rights.  However, a stock appreciation right may not be granted with an exercise price below 100% of the fair market value of the underlying stock on the date of the grant.  Moreover, a stock appreciation right will expire no later than ten years after the date of grant.

Restricted Stock.  Restricted stock Awards are shares of our common stock that vest in accordance with terms and conditions established by the Administrator.  The Administrator will determine the number of shares of restricted stock granted to any service provider.  The Administrator may impose whatever conditions to vesting it determines to be appropriate, which will typically be based principally or solely on continued service but may include a performance-based component.  Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.  Unless the Administrator determines otherwise, shares of restricted stock will be held by us as escrow agent until any restrictions on the shares have lapsed.

Restricted Stock Units.  Each restricted stock unit represents one share of our common stock for purposes of determining the number of shares subject to a restricted stock unit Award.  Restricted stock units will vest in accordance with terms and conditions established by the Administrator.  The Administrator will determine the number of shares of restricted stock units awarded to any service provider.  The Administrator may impose whatever conditions to vesting it determines to be appropriate which will typically be based principally or solely on continued service but may include a performance-based component.  Earned restricted stock units are paid out in shares of our common stock.

Performance Units and Performance Shares.  Performance units and performance shares may be granted under our 2005 Plan.  Performance units and performance shares are Awards that will result in a payment to a participant only if performance goals established by the Administrator are achieved or the Awards otherwise vest.  The Administrator will establish organizational or individual performance goals in its discretion, and depending on the extent to which they are met, these goals will determine the number and/or the value of performance units and performance shares to be paid out to participants.  Performance units are settled in a cash equivalent equal to the fair market value of our common stock as determined on the vesting date.  Each performance share will be the equivalent of one share of our common stock for the purposes of determining the number of shares subject to a performance share Award.

Performance Goals.  Under Section 162(m) of the Code, the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible for federal income tax purposes to the extent it exceeds $1 million.  However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the 2005 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.  We have designed the 2005 Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m).  Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award.  At the Administrator’s discretion, one or more of the following performance goals may apply (all of which are defined in the 2005 Plan): our annual revenues, cash position, earning per share, net income, operating cash flow, operating income, operational earnings per share, return on assets, return on equity, return on sales, the prices of our common stock, and total stockholder return.  The Administrator will automatically adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items, (ii) the effect of any changes in accounting principles affecting our business or the reported results of one of our business units, or (iii) the effect of any business acquisition that was not contemplated at the time the performance goals were established.

Deferred Stock Units.  Our 2005 Plan permits the grant of deferred stock units, which may consist of restricted stock, performance shares, or performance unit Awards that are paid out in installments or on a deferred basis in accordance with rules and procedures established by the Administrator.

Nontransferability of Awards.  Unless determined otherwise by the Administrator, Awards granted under the

2005 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant, or in the event of the participant’s death, by the optionee’s estate or by a person who acquires the right to exercise the Award.  Notwithstanding any action by the Administrator to make an Award transferable, no transfer for value or consideration shall be made with the prior approval of our stockholders.

Adjustments upon Changes in Capitalization.  In the event that our common stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification, or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2005 Plan, the number and class of shares of stock subject to any Award outstanding under the 2005 Plan, the exercise or purchase price of any such outstanding Award, and the annual per-person limits applicable to different types of Awards.  In the event of our liquidation or dissolution, the Administrator will notify each participant as soon as practicable prior to such liquidation or dissolution.  The Administrator may, in its discretion, provide that each participant will have the right to exercise his or her options or stock appreciation rights as to all shares subject to the Awards.  In addition, the Administrator may provide that any right we have to repurchase or forfeit other Awards will lapse and become fully vested.

Change in Control.  In the event of a “change in control” of us, the successor corporation will either assume or provide a substitute Award for each outstanding Award.  In the event the successor corporation refuses to assume or provide a substitute Award, the Award will immediately vest and become exercisable as to all of the shares subject to such Award, or if applicable, the Award vesting will be fully accelerated.  In addition, if an option or stock appreciation right has become fully vested and exercisable in lieu of assumption or substitution, the Administrator will provide at least 15 days’ notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the shares subject to such Award and all outstanding options and stock appreciation rights will terminate upon the expiration of such notice period.  A “change in control” is defined as (i) the acquisition by any person of 25% or more of the combined voting power of the Company’s outstanding securities, (ii) a change in the composition of our Board of Directors within any 24 month period as a result of which individuals who were directors at the beginning of any such period (together with any other directors first elected by at least two-thirds of the directors in office immediately prior to any such election) cease to constitute a majority of our Board of Directors, (iii)  a consolidation or merger approved by stockholders in which we are not the continuing or surviving company or pursuant to which our shares are not converted into cash, securities, or other property, or (iv) stockholders approve any sale, exchange, liquidation, or transfer of substantially all of the assets of the Company approved by stockholders.

Amendment and Termination of the 2005 Plan.  Our Board may amend, alter, suspend, or terminate the 2005 Plan, or any part thereof, at any time and for any reason, but it may not materially amend the 2005 Plan without obtaining stockholder approval.  No such action by the Board or stockholders may impair any Award previously granted under the 2005 Plan without the written or electronic consent of the participant.

Stock Price.  On April 15, 2005, the closing price of the common stock as quoted on the Nasdaq National Market was $23.26.

Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to us of Awards granted under the 2005 Plan.  It does not purport to be complete and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.  Tax consequences for any particular individual may be different.

Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax.  Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss (that is, the difference between the sale price and the exercise price of the option) is treated as long-term capital gain or loss.  If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the fair market value of the shares at the date of the option exercise (or the sale price of the shares, if less).  Any additional gain or loss recognized on such a disposition of the shares is treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares.  A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also one of our officers, directors, or ten percent stockholders.  Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option.  Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares (on the exercise date) over the exercise price.  Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us.  Upon a disposition of such shares by the optionee, any additional gain or loss is treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares.  Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Restricted Stock.  A participant will generally recognize ordinary income on receipt of an Award of restricted stock when his or her rights in that Award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any.  Recipients of restricted stock may, however, within 30 days of receiving an Award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making a “83(b) election” under the Code.  If the participant makes an 83(b) election, he or she will have to report ordinary income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the receipt of the restricted stock Award.  Any ordinary income recognized by the participant generally will be deductible by us.

Stock Appreciation Rights.  A participant does not recognize taxable income upon grant of a stock appreciation right.  Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.  Stock appreciation rights that may be settled in cash may be subject to earlier taxation and an additional 20% tax under Section 409A of the Code.

Restricted Stock Units, Performance Units, and Performance Shares.  A participant does not recognize taxable income upon grant of restricted stock units, performance units, or performance shares.  Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Deferred Stock Units.  A participant will not have taxable income upon the grant of a deferred stock unit (except in the case of restricted stock acquired pursuant to a stock purchase right pursuant to which a participant elected to be taxed at the time of grant, as described under “Restricted Stock” above).  Instead, a participant generally will recognize the income at the time of the receipt of the shares subject to the Award equal to the difference between the fair market value of the shares at the time of receipt and any amount paid for the shares.  However, a participant will be subject to employment taxes at the time a deferred stock unit vests, even if the participant has not yet received the shares subject to the Award.  Depending on the structure of the Deferred Stock Award, it may result in earlier taxation and an additional 20% tax under Section 409A of the Code.

Tax Effect for the Company.  We will generally be entitled to a tax deduction in connection with an Award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option), unless limited by Section 162(m) of the Code.  Our 2005 Plan permits the Administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to receive a federal income tax deduction in connection with such Awards.

Accounting Treatment.  Currently, employee Awards of stock options and Awards of stock options to members of our Board of Directors with purchase prices at or above fair market value on the grant date typically do not result in any direct charge to our reported earnings.  However, the fair market value of these Awards is required to be disclosed in the notes to our financial statements.  We must also disclose, in the notes to our financial statements, the pro forma impact these Awards would have on our reported earnings and earnings per share if the fair value of the Awards at the time of grant was treated as compensation expense.  Currently, employee Awards of stock options and Awards of stock options to members of our Board of Directors with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the “spread”, i.e. the difference between the purchase price and the fair market value on the grant date.  Typically, this expense is amortized into our earnings over the  vesting period of the Award.  The SEC is currently expected to require mandatory expensing for equity Awards for fiscal years commencing after June 15, 2005.  Accordingly, all 2005 Plan Awards granted after December 31, 2005, and all unvested stock options then outstanding will result in expense charges to our reported earnings.  This expense will typically be recognized over the related vesting period.

New Plan Benefits.  We are unable to determine the benefits or amounts under the 2005 Plan that will be received by or allocated to our executive officers named in the Summary Compensation Table, other employees or members of our Board of Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors and Committee Meetings

During 2004, our Board of Directors met eight times.  There were three meetings of the Acquisitions Committee, twelve meetings of the Audit Committee, four meetings of the Compensation Committee, and two meetings of the Nominating and Governance Committee during 2004.  Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees, if any, on which such director served.  Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, our directors are encouraged to attend.  Three of our directors attended the last annual meeting of stockholders.

Determinations Regarding Director Independence and Other Matters

The Board of Directors has determined that each of Harry D. Copperman, Francis A. Dramis, Jr., Edwin L. Harper, William H. McAleer, and David P. Vieau is an “independent director” as that term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”).  In this proxy statement, these five directors are referred to individually as an “Independent Director” and collectively as “Independent Directors.”  The Independent Directors generally meet in executive session at each quarterly Board meeting.

The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee meets the independence standards applicable to those committees prescribed by the NASD, the SEC, and the Internal Revenue Service.

Finally, the Board of Directors has determined that William H. McAleer, the Chairman of the Audit Committee, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

Avocent’s Code of Conduct, as adopted by the Board of Directors on April 22, 2004, is available on our website at www.Avocent.com.

Lead Independent Director

In April 2003, the Independent Directors selected Edwin L. Harper as the Lead Independent Director.  As such, Mr. Harper presides at meetings of the Independent Directors, and has the other responsibilities prescribed in the Lead Independent Director Responsibility Statement that was adopted by our Board and is available on our website at www.Avocent.com.

Committees of the Board of Directors

During 2004, our Board of Directors had four standing committees:  the Acquisitions Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.  All of the committee charters, as adopted by our Board of Directors, are available on our website at www.Avocent.com.  The functions performed by each committee and the members of each committee are described below.

Acquisitions Committee.  The Acquisitions Committee oversees our acquisitions strategy and practices and reviews specific proposed acquisitions.  During 2004, the members of the Acquisitions Committee were Harold D. Copperman, Edwin L. Harper, and William H. McAleer.

Audit Committee.  The Audit Committee reviews with our independent registered public accounting firm the scope, results, and costs of the annual audit and our accounting policies and financial reporting.  Our Audit Committee has (i) direct responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, (ii) established procedures for handling complaints regarding our accounting practices, (iii) authority to engage any independent advisors it deems necessary to carry out its duties, and (iv) appropriate funding to engage any necessary outside advisors.  During 2004, the members of the Audit Committee were William H. McAleer (Chairman), Harold D. Copperman, and Edwin L. Harper.  The Audit Committee report is set forth below.  The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis.

Compensation Committee.  The Compensation Committee oversees our compensation and benefits practices and programs.  During 2004, the members of the Compensation Committee were Edwin L. Harper (Chairman), William H. McAleer, and David P. Vieau.

Nominating and Governance Committee.  The Nominating and Governance Committee reviews candidates and makes recommendations of nominees (in consultation with the Lead Independent Director) for the Board of Directors.  The Committee also oversees our corporate governance and compliance activities.  See the section above entitled “Stockholder Proposals for the Next Annual Meeting” and our Bylaws for the proper proposal procedures.  During 2004, the members of the Nominating and Governance Committee were Francis A. Dramis, Jr. (Chairman), William H. McAleer, and David P. Vieau.

Director Nomination Policy

The Nominating and Governance Committee has adopted a policy with respect to the consideration of director candidates recommended by stockholders.  Pursuant to the policy, any stockholder may nominate a director candidate by following the procedures described in the section above entitled “Stockholder Proposals for the Next Annual Meeting” and as prescribed in our Bylaws.  In addition, stockholders who have held at least 5% of our outstanding stock for at least one year may submit recommendations for candidates to be considered for nomination by our Nominating and Governance Committee.  In order to make a recommendation to the Committee, a stockholder must deliver a written request to our corporate secretary which satisfies the notice, information, and consent requirements set forth in the “Policies and Procedures for Director Candidates” of the Nominating and Governance Committee, which can be found on our website at www.Avocent.com.

The Nominating and Governance Committee will evaluate the qualifications of all director recommendations that are properly submitted by stockholders, management, members of the Board of Directors, and to the extent deemed necessary, third-party search firms.  We have in the past paid a third party to assist us in identifying, evaluating, and screening potential candidates for nomination to the Board of Directors, and we may do so in the future.  In assessing potential candidates, the Nominating and Governance Committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, and other commitments.  In addition, the Committee considers the suitability of each candidate, taking into account the current members of the Board of Directors, in light of the current size and composition of the Board of Directors.  After completion of its evaluation of candidates, the Nominating and Governance Committee will recommend a slate of director-nominees to the Board of Directors.

Communications With the Board

Stockholders wishing to communicate with our Board of Directors should send their communications in writing to the attention of our General Counsel and Secretary at Avocent Corporation, 9911 Willows Road, N.E., Redmond, WA 98052.  Our General Counsel and Secretary will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to our Lead Independent Director.  If the communication requires a response, our General Counsel and Secretary will assist our Lead Independent Director (or other Directors) in preparing the response.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2004

The Audit Committee oversees the financial reporting process of Avocent Corporation (“Avocent” or the “Company”) on behalf of the Company’s Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, an opinion on management’s assessment of internal controls over financial reporting, and an opinion on the Company’s internal controls over financial reporting, its judgments about Avocent’s accounting principles and the other matters required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communications with Audit Committees).  In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP its independence from the Company and from the Company’s management, and this discussion included consideration of the matters in the written disclosures required by Independence Standards Board Standard No. 1 that were received by the Audit Committee from PricewaterhouseCoopers LLP and the potential impact the non-audit services provided by PricewaterhouseCoopers could have on its independence.

The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plans for its audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding the Company’s internal controls, and the overall quality of the Company’s financial reporting.  There were twelve meetings of the Audit Committee during 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the 2004 audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
William H. McAleer, Chairman
Harold D. Copperman
Edwin L. Harper

Fees Billed to Us by PricewaterhouseCoopers during Fiscal 2004

Audit Fees:

Fees and related expenses for the 2004 and 2003 fiscal year audits by PricewaterhouseCoopers of our annual financial statements and its review of the financial statements included in our quarterly reports on Form 10-Q totaled $1,456,235 and $661,468, respectively.

Audit-Related Fees:

For the years 2004 and 2003, PricewaterhouseCoopers billed us $214,328 and $76,007, respectively, for its services related to acquisitions and consultation on accounting issues and readiness procedures for Section 404 of the Sarbanes-Oxley Act.

Tax Fees:

For the years 2004 and 2003, PricewaterhouseCoopers billed us $206,324 and $85,644, respectively, for professional services related to preparation of our tax returns and $398,484 and $384,743, respectively, for tax consulting.

All Other Fees:

For the years 2004 and 2003, PricewaterhouseCoopers billed us $0 and $1,400, respectively, for other services.

In its pre-approval policy, the Audit Committee has authorized our Chief Executive Officer, our Chief Financial Officer, or our Chief Accounting Officer to engage the services of PricewaterhouseCoopers with respect to the following services:

•                                          audit related services that are outside the scope of our annual audit and generally are (i) required on a project, recurring, or one-time basis (such as statutory audit for our international subsidiaries that are required by regulatory authorities other than the SEC), (ii) requested by one of our business partners (e.g., a review or audit of royalty payments), or (iii) needed by us to assess the impact of a proposed accounting standard;

•                                          tax services relating to (i) the preparation and review of our federal, state, and local tax returns, (ii) the examination of any tax returns by tax authorities, (iii)  matters relating to, or reflected in, any tax returns, or (iv) the communication and adoption of requirements that relate to the tax returns;

•                                          accounting and tax services related to potential or actual acquisitions or investment transactions that if consummated would be reflected in our financial results or tax returns (this does not include any due diligence engagements, which must be pre-approved by the Audit Committee separately);

•                                          tax services related to our employees on international assignments, including preparation of the individual tax returns and advice regarding structuring an individual’s foreign assignment package; and

•                                          other accounting and tax services that are expected to result in fees of less than $25,000 per project, such as routine consultations on accounting and/or tax treatments for contemplated transactions.

Notwithstanding, the delegation of pre-approval authority, the Audit Committee will be informed of all audit and non-related services performed by PricewaterhouseCoopers.  The foregoing pre-approval authority relates only to engagements where the fees for services in connection with any such engagement are expected to be less than $25,000.  The Audit Committee has also delegated to its chairman the authority to pre-approve or disapprove any of the engagements as well as any engagements not tested above up to $100,000 per project where the fees for services are expected to be between $25,000 and $100,000 per project, and any such decisions by the chairman must be presented to the full Audit Committee at the next scheduled meeting.  Any engagements where the fees for services are expected to exceed $100,000 per project must be pre-approved by a vote of the entire Audit Committee.  The Audit Committee has considered the provision of non-audit services by PricewaterhouseCoopers and has determined that the provision of such services is compatible with PricewaterhouseCoopers’s independence.

EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who served as our executive officers as of Apri1 15, 2005:

Name	Age	Position

John R. Cooper*	57	Chairman and Chief Executive Officer
Doyle C. Weeks*	59	President and Chief Operating Officer
William A. Dambrackas	61	Executive Vice President of Advanced Technology
Gary R. Johnson	55	Executive Vice President of Global Branded Markets
C. David Perry	50	Executive Vice President of Global OEM Markets
Douglas E. Pritchett	49	Executive Vice President of Finance, Chief Financial Officer, and Assistant Secretary
Samuel F. Saracino	54	Executive Vice President of Legal and Corporate Affairs, General Counsel, and Secretary
Dudley A. DeVore	50	Senior Vice President of Branded Markets, Americas
Stephen M. Daly	40	Senior Vice President of Corporate Strategy
R. Byron Driver	64	Senior Vice President of Operations
Mark Lee	33	Senior Vice President of IPMI Technology and President/CEO of OSA Technologies, Inc. (an Avocent subsidiary)
Kieran MacSweeney	47	Senior Vice President of Global Corporate Quality and Managing Director of Avocent International
Richard L. Moore	49	Senior Vice President of Wireless Technology
Eugene F. Mulligan	40	Senior Vice President of Operations, Redmond
Christopher L. Thomas	49	Senior Vice President of Engineering

*                                         See “Proposal One – Election of Directors” for biographies of the executive officers who are also on our Board of Directors.

William A. Dambrackas has been our Executive Vice President of Advanced Technology since February 2005 and our Senior Vice President of Advance Technology from January 2001 to January 2005.  Prior to that, he was Chairman, President, and Chief Executive Officer of Equinox Systems Inc., a company that designs and markets server-based communications products for remote access which Mr. Dambrackas founded in 1983 and which we acquired in January 2001.  Mr. Dambrackas is a member of the Board of Directors of Quipp, Inc., a provider of newspaper material handling systems.

Gary R. Johnson has been our Executive Vice President of Global Branded Markets since February 2005, our Senior Vice President of Global Branded Sales from May 2003 to January 2005, our Senior Vice President of Global Sales and Marketing from July 2001 to May 2003, and our Senior Vice President of Sales, the Americas, from July 2000 to July 2001.  Prior to that, he was Senior Vice President of Sales and Marketing of Cybex since April 1997.

C. David Perry has been our Executive Vice President of Global OEM Markets since February 2005, our Senior Vice President of Global Marketing and OEM Sales from May 2003 to January 2005, our Senior Vice President of OEM Sales from April 2002 to May 2003, and our Vice President of OEM Sales from July 2000 to April 2002.  Prior to that, he was Vice President of Worldwide Sales of Apex from November 1998 to June 2002.  From March 1997 to September 1998, he served as Vice President of Sales - Commercial Division of Acer America Corporation, a manufacturer and seller of computer hardware.

Douglas E. Pritchett has been our Executive Vice President of Finance, Chief Financial Officer, and Assistant Secretary since February 2005 and our Senior Vice President of Finance, Chief Financial Officer,

Treasurer, and Assistant Secretary from July 2000 to January 2005.  Prior to that, he held the same positions at Cybex since September 1998.  Prior to joining Cybex as an executive officer, Mr. Pritchett was Chief Financial Officer of Barber Dairies, Inc., a regional dairy, from 1992 to 1998.

Samuel F. Saracino has been our Executive Vice President of Legal and Corporate Affairs, General Counsel, and Secretary since February 2005 and our Senior Vice President of Legal and Corporate Affairs, General Counsel, and Secretary from July 2000 to January 2005.  Prior to that, he was Vice President of Business Development and General Counsel of Apex since February 1998 and Secretary of Apex since March 1998.  From January 1984 to February 1998, Mr. Saracino was a partner at the law firm of Davis Wright Tremaine LLP.

Dudley A. DeVore has been our Senior Vice President of Branded Markets, Americas since February 2005, our Vice President of Commercial Sales, Americas, from February 2002 to January 2005, and our Vice President of Domestic Sales from July 2000 to January 2002.  Prior to that he held the same position at Cybex since 2000.

Stephen M. Daly has been our Senior Vice President of Corporate Strategy since February 2005 and our Vice President of Embedded Solutions from November 2003 to January 2005.  From October 2002 to November 2003, he was Chairman and CEO of Soronti, Inc., a company that manufactured remote access hardware which we acquired in November 2003.  Prior to that, he was Director of Marketing, Systems Management Division, of Intel Corporation, a hardware manufacturer, since 1992.

R. Byron Driver has been our Senior Vice President of Operations since July 2000.  Prior to that, he held the same position at Cybex since 1995.

Mark Lee has been our Senior Vice President of IPMI Technology and the President and CEO of OSA Technologies, Inc. since our acquisition of OSA Technologies, Inc. in April 2004.  Prior to the acquisition, he was President and CEO of OSA Technologies, Inc., an embedded manageability firmware and software provider, from April 2000 to April 2004.  He was the Enterprise Market Development Manager at Intel Corporation, a hardware company, from July 1999 to April 2000, and a Technical Marketing Engineer at Intel from March 1997 to July 1999.  Mr. Lee is a member of the Board of Directors of Ninetowns Digital World Trade Holdings Limited, a Chinese software company.

Kieran MacSweeney has been our Senior Vice President of Global Corporate Quality and Managing Director of Avocent International since February 2005 and our Senior Vice President and Managing Director of International Operations from July 2000 to January 2005.  Prior to that, he was Managing Director of International Operations of Cybex since joining Cybex in October 1996.

Richard L. Moore has been our Senior Vice President of Wireless Technology since our acquisition of Crystal Link Technologies Inc. in January 2004.  Prior to that, he was President and CEO of Crystal Link Technologies, Inc. from July 2000 to January 2002.  From December 2000 to January 2002, he was Manager of Product Development for Planar Systems, Inc., a manufacturer of high performance information display systems, and from November 1998 to December 2000, he was a Vice President of AllBrite Technologies, Inc., a custom flat panel display manufacturer that was acquired by Planar in December 2002.

Eugene F. Mulligan has been our Senior Vice President of Operations, Redmond, since February 2005, our Vice President of West Coast Operations from November 2001 to January 2005, our Director of Redmond Operations from November 2000 to October 2001, and our Manufacturing Engineering Manager from July 2000 to October 2000.  Prior to that, he held the same position at Apex since April 2000.  From 1987 to March 2000, he was a Manufacturing Engineering Manager at The Boeing Company, an aircraft manufacturer.

Christopher L. Thomas has been our Senior Vice President of Engineering since July 2000.  Prior to that, he served as Senior Vice President of Engineering of Cybex from April 1997 to June 2000.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows:

•                  the compensation earned by our Chief Executive Officer during the last completed fiscal year;

•                  the compensation earned by our other four most highly compensated individuals who served as executive officers during the last completed fiscal year; and

•                  the compensation received by each such individual for the two preceding fiscal years.

Summary Compensation Table

				Long-Term Compensation
				Number of
				Securities
		Annual Compensation		Underlying	Other Compensation(2)
Name & Principal Position	Year	Salary	Bonus(1)	Options

John R. Cooper(3)	2004	$416,000	$276,507	75,000	$6,150
Chief Executive Officer	2003	$400,000	$370,080	150,000	$7,000
	2002	$242,308	$185,652	400,000	—

Doyle C. Weeks(4)	2004	$312,000	$196,136	40,000	$6,150
President and Chief Operating Officer	2003	$300,000	$246,890	100,000	$7,000
	2002	$263,415	$195,680	50,000	$5,500

Kieran MacSweeney(5)	2004	$291,632	$179,758	25,000	$29,060
Senior Vice President of Global Corporate Quality	2003	$230,170	$221,128	30,000	$41,544
and Managing Director of Avocent International	2002	$189,585	$133,798	40,000	$34,531

Douglas E. Pritchett	2004	$245,000	$154,158	40,000	$6,150
Executive Vice President of Finance,	2003	$235,000	$195,250	40,000	$6,000
Chief Financial Officer, and Assistant Secretary	2002	$226,537	$171,983	40,000	$5,500

Samuel F. Saracino	2004	$245,000	$154,158	40,000	$9,404
Executive Vice President of Legal	2003	$235,000	$195,250	40,000	$7,000
and Corporate Affairs, General Counsel, and Secretary	2002	$228,358	$171,469	40,000	$5,500

(1)                                  The amounts listed in this column include bonuses earned in the indicated year and paid in the subsequent year.  The amounts exclude bonuses paid in the indicated year but earned in a prior year.

(2)                                  Employer contributions to Avocent’s 401(k) Retirement Plan for Messrs. Cooper, Weeks, Pritchett, and Saracino, and in the case of Mr. Saracino for 2004, employer payments under our executive physical program.  In the case of Mr. MacSweeney, the amounts include pension contribution made by us for his benefit and, for 2003 and 2002, a car allowance.

(3)                                  For the year 2004, Mr. Cooper was also awarded a deferred cash bonus of $55,646 that is payable in February 2006, together with any investment earnings on the bonus, only if Mr. Cooper remains employed by the Company or is a member of the Company’s Board of Directors at that time.  For the year 2003, Mr. Cooper was also awarded a deferred cash bonus of $50,000 that is payable in February 2006, together with any investment earnings on the bonus, only if Mr. Cooper remains employed by us or is a member of our Board of Directors at that time.  Mr. Cooper was elected our President and Chief Executive Officer in March 2002 and the Chairman of our Board of Directors in April 2003.  For 2002, Mr. Cooper also received $3,167 for his service as a director prior to becoming our President and Chief Executive Officer.

(4)                                  For the year 2003, Mr. Weeks was also awarded a deferred cash bonus of $40,000 that is payable in February 2006, together with any investment earnings on the bonus, only if Mr. Weeks remains employed by us or is a member of our Board of Directors at that time.

(5)                                  Mr. MacSweeney is paid in euros, and all amounts listed for him were converted to dollars at the Allied Irish Bank’s average rate for the applicable year.  All amounts reported for Mr. MacSweeney are therefore affected by the foreign exchange ratio in effect between euros and dollars.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to stock options granted to the executive officers named in the Summary Compensation Table in the last completed fiscal year.  In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

		Individual Grants(2)			Potential Realizable Value at Assumed
	Number of	Percent of			Annual Rates of
	Securities	Total Options			Stock Price
	Underlying	Granted To			Appreciation For
	Options	Employees in	Exercise Price	Expiration	Option Term(3)
Name(1)	Granted	Fiscal Year(4)	($/sh)(5)	Date	5%	10%

John R. Cooper	75,000	5.91%	$40.98	2/5/2014	$1,932,908	$4,898,367

Doyle C. Weeks	40,000	3.15%	$40.98	2/5/2014	$1,030,884	$2,612,463

Kieran MacSweeney	15,000	1.18%	$40.98	2/5/2014	$386,582	$979,673
	10,000	0.79%	$28.96	8/19/2014	$182,128	$461,548

Douglas E. Pritchett	30,000	2.36%	$40.98	2/5/2014	$773,163	$1,959,347
	10,000	0.79%	$28.96	8/19/2014	$182,128	$461,548

Samuel F. Saracino	30,000	2.36%	$40.98	2/5/2014	$773,163	$1,959,347
	10,000	0.79%	$28.96	8/19/2014	$182,128	$461,548

(1)                                  The information provided in this table is based on information pertaining to options granted to them by Avocent during the fiscal year ended December 31, 2004.

(2)                                  No stock appreciation rights were granted to executive officers in our last completed fiscal year.

(3)                                  The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term.  Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of our common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)                                  The percentages listed in this column are based on stock options to purchase 1,269,636 shares granted to our employees during the year 2004 and do not include options assumed by us in connection with our acquisition of OSA Technologies, Inc.

(5)                                  The exercise price may be paid in cash or in mature shares of common stock (held by the officer for more than six months) valued at fair market value on the exercise date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to stock options exercised by the executive officers named in the Summary Compensation Table during the last completed fiscal year.  In addition, the table sets forth the number of shares covered by stock options as of the last completed fiscal year, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the last completed fiscal year.

Name(1)	Number of Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year End Exercisable/Unexercisable(3)

John R. Cooper	100,000	$1,481,625	145,625/211,875	$1,227,750/$2,751,750

Doyle C. Weeks	35,000	$464,100	358,000/72,000	$2,230,613/$642,300

Kieran MacSweeney	10,000	$257,583	295,125/37,375	$2,040,723/$379,840

Douglas E. Pritchett	—	—	407,500/51,250	$4,399,798/$429,940

Samuel F. Saracino	53,500	$1,119,848	244,826/51,250	$2,675,442/$429,955

(1)                                  The information provided in this table for the executive officers is based on any options exercised by them during 2004.

(2)                                  The amounts listed in this column are calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of common stock on the date of exercise, and do not necessarily indicate that the optionee sold such stock.

(3)                                  The amounts listed in this column are calculated based on the $40.61 closing price of the shares on December 31, 2004, the last day of trading for the fiscal year ended December 31, 2004, as reported on The Nasdaq National Market, less the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our equity compensation plans as of December 31, 2004:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities reflected in Column (a))

Equity Compensation Plans Approved by Security Holders(1)	5,627,814	$33.13	837,650

Equity Compensation Plans Not Approved by Security Holders(2)(3)	676,298	$38.41	179,537

Total	6,304,112	$33.70	1,017,187

(1)                                  Includes only options to purchase Avocent shares under the Avocent Corporation 2000 or 2003 Stock Option Plans, which are described in the footnotes to our Financial Statements in our most recent Annual Report on Form 10-K filed with the SEC on March 14, 2005.

(2)                                  Includes only options to purchase Avocent shares under the Avocent Corporation 2000 Transition Stock Option Plan or the Avocent Corporation 2003 Inducement Plan, which are described in the footnotes to our Financial Statements in our most recent Annual Report on Form 10-K filed with the SEC on March 14, 2005.

(3)                                  The table does not include information for equity compensation plans and options assumed by us in connection with mergers and acquisitions and pursuant to which options remain outstanding, including the following:  the Apex Employee Stock Plan, the Cybex 1995 Employee Stock Option Plan, the Cybex 1998 Employee Stock Incentive Plan, the Cybex Outside Directors’ Stock Plan, the Equinox Systems Inc. 1988 Non-Qualified Stock Option Plan, the Equinox 1992 Non-Qualified Stock Option Plan, the Equinox 1993 Stock Option Plan, the Equinox Directors’ Stock Option Plan, the Equinox 2000 Directors’ Stock Option Plan, the 2C Computing, Inc. 2001 Stock Option Plan, and the OSA Technologies, Inc. 2000 Stock Plan.  As of December 31, 2004, a total of 1,124,656 of Avocent Corporation common stock may be purchased pursuant to options outstanding under all such plans, at a weighted average exercise price of $15.00.  No further grants may be made under any of these plans.

COMPENSATION OF DIRECTORS

During 2004, we paid our non-executive directors an annual cash fee of $25,000 for their service on our Board of Directors and its committees.  In addition, during 2004, we paid our Lead Independent Director an additional annual fee of $10,000, the Chairman of our Audit Committee an additional annual fee of $6,000, and the Chairmen of our Compensation Committee and Nominating and Governance Committee an additional annual fee of $3,000 each.  We also paid $1,500 for attendance in person or by telephone at each Audit Committee meeting and $1,000 for attendance in person or by telephone at Board of Directors or other committee meetings during 2004.  Messrs. Copperman, Dramis, Harper, McAleer, Thornton, and Vieau received compensation of $39,750, $33,250, $54,750, $52,750, $26,550, and $29,750, respectively, for their services as directors (including participation in committee meetings) during 2004.  In February 2004, Messrs. Copperman, Dramis, Harper, McAleer, Thornton, and Vieau each received options to purchase 10,000 shares of our common stock, at an exercise price of $40.98, vesting pro rata over twenty-four (24) months commencing March 2004.

Effective February 2005, following a review and analysis of our outside director compensation by Mellon Human Resources & Investor Solutions, our Board of Directors approved the following cash compensation for non-executive directors.  Our Lead Independent Director (Edwin L. Harper) will receive an annual fee of $70,000 for his service as Lead Independent Director and his service on our Board of Directors and its committees.  Each of our other non-executive directors (Harold D. Copperman, Francis A. Dramis, Jr., William H. McAleer, Stephen F. Thornton, and David P. Vieau) will receive an annual cash fee of $35,000 for his service on our Board of Directors and its committees.  In addition, the Chairman of our Audit Committee (Mr. McAleer) will receive an annual fee of $10,000, and the Chairmen of our Compensation Committee (Mr. Harper) and our Nominating and Governance Committee (Mr. Dramis) will each receive an annual fee of $5,000.  We also currently pay $1,500 for attendance in person or by telephone at each Board of Directors or Audit Committee meeting and $1,000 for attendance in person or by telephone at each other committee meeting.  Our Board of Directors is currently re-evaluating the long-term equity compensation program for our directors.

In October 2003, we amended the option agreements we have with our Independent Directors to specify that, in the event of a “change in control” of Avocent, any outstanding options held by each such director shall become fully vested and immediately available for exercise.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

We have entered into employment agreements with certain of our executive officers, including each of those executive officers named in the Summary Compensation Table.  Under each agreement, the employee receives an annual base salary, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors not less than the annual cost of living increase percentage, and is entitled to receive an annual bonus at the discretion of the Compensation Committee based on our performance and the performance of the executive officer and to participate in stock option plans and all other benefit programs generally available to our executive officers.

Under the terms of the employment agreements, our executive officers have also agreed that during the term of their employment and for a term of twelve (12) months thereafter, they will not compete against us, without our prior written consent, by engaging in any capacity in any business activity in the United States, Canada, Europe, or Asia that is substantially similar to, or in direct competition with, our business.

Under the terms of the employment agreements, we may terminate an executive officer’s employment for “cause,” which includes termination by reason of acts of (i) willful dishonesty, fraud, or deliberate injury or attempted injury to us or (ii) the executive officer’s willful material breach of the employment agreement that has resulted in material injury to us, in which event, the executive shall receive accrued salary, earned bonus and other benefits through the date of termination but not including severance compensation.  If a participating executive officer is terminated by us without cause (including a “constructive termination” of the executive officer’s employment by reason of a material breach by us of his employment agreement), he is entitled to receive his accrued salary, earned bonus, and other benefits through the date of termination, including severance compensation.

Severance compensation is generally equal to the executive officer’s base salary at the rate payable at the time of termination for a period of twelve (12) months following the date of termination and an amount equal to the executive officer’s average annual bonus during the two years immediately preceding his termination.  However, John R. Cooper, our Chairman and CEO, is entitled to his base salary for a period of up to twenty-four months after the date of his termination, and Doyle C. Weeks, our President and Chief Operating Officer, is entitled to his base salary for a period of eighteen months after the date of his termination.  At the election of any executive officer, he may receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day Treasury bill interest rate in effect on the date of delivery of such election notice).  Severance compensation also entitles executive officers, upon termination without cause, to accelerate vesting of any award granted under our stock option plans and continuation of medical plan benefits for a period of twelve (12) months after the date of termination.

If a “change-in-control” of Avocent occurs and the executive officer terminates his employment within six (6) months or we terminate his employment within eighteen (18) months, the executive officer is immediately entitled to receive accrued salary, earned bonus, and other benefits through the date of termination, including the severance compensation described above.  Except for a “change-in-control,” executive officers are not entitled to severance compensation for voluntary termination or termination by reason of the executive officer’s death or disability.

Under the terms of the employment and other agreements, we agree to indemnify each executive officer for certain liabilities arising from actions taken by the executive officer within the scope of his employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of Avocent Corporation, as well as the specific compensation levels for executive officers.  It also approves grants of options under the Avocent Corporation Stock Option Plans.  John R. Cooper, our current President and Chief Executive Officer, generally participates in all discussions and decisions regarding salaries and incentive compensation for employees, except that he is excluded from discussions of or voting on his own salary and incentive compensation.

General Compensation Policy.  Under the supervision of the Lead Independent Director and the Compensation Committee, Avocent’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success.  It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon Avocent’s performance as well as upon the individual’s personal performance.  Accordingly, each executive officer’s compensation package is comprised of three elements: (i) annual base salary, (ii) annual bonus based on the achievement of certain performance goals established for Avocent and for the executive officer, and (iii) stock-based benefit plans that are designed to strengthen the mutuality of interests between the executive officers and Avocent’s stockholders.

The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary.  The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with Avocent for business and executive talent, and the incentives necessary to attract and retain qualified management.  Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure.  Avocent’s performance does not play a significant role in the determination of base salary.

Bonuses.  Bonuses are awarded by the Compensation Committee based on objective and subjective standards. In awarding executive bonuses, the Compensation Committee considers Avocent’s success in achieving specific financial goals and objectives, including revenue growth and earnings growth, and each executive’s success in achieving certain individual goals and objectives.

Stock-Based Benefit Plans.  Avocent currently utilizes stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values.  Awards by the Compensation Committee currently take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of Avocent’s stockholders.  Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and internal comparability considerations.  In addition, the Compensation Committee has established certain general guidelines in making option grants to executive officers in an attempt to target a fixed number of unvested option shares based upon each individual’s position in the Company and his existing holdings of unvested options.  However, the Compensation Committee is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years).  The options typically vest in periodic installments over a three-year or four-year period, contingent upon the executive officer’s continued employment with the Company.  Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the common stock appreciates over the option term.

Subject to approval of the 2005 Equity Incentive Plan by stockholders, the Compensation Committee expects to utilize other forms of equity-based compensation in the future.

Compensation of the Chief Executive Officer.  John R. Cooper was selected as our President and Chief Executive Officer in March 2002.  In establishing Mr. Cooper’s original compensation package, the Compensation Committee reviewed a competitive market assessment and evaluation of the Company’s executive compensation policies, including those relating to President and Chief Executive Officer, and recommendations regarding executive compensation philosophy prepared by William M. Mercer, Incorporated shortly after the merger between Apex and Cybex in 2000.  The Compensation Committee also consulted with Heidrick & Struggles, which advised the Compensation Committee in the search and selection process.  In late 2002, the Compensation Committee of our Board of Directors engaged iQuantic-Buck (now Mellon Human Resources & Investor Solutions) to conduct a review of our executive compensation policies and philosophies, and upon completion of that study and following deliberation by both the Compensation Committee and the Board of Directors, Mr. Cooper’s base salary for 2003 was set at $400,000.

At the end of 2003, the Compensation Committee asked iQuantic-Buck to again review executive compensation benchmarks, and after a detailed review and consideration of their report, Mr. Cooper’s annual base salary for 2004 was set at $416,000.  For the year 2004, Mr. Cooper was awarded an incentive cash bonus of $276,307 for meeting certain corporate performance objectives in 2004 (including those related to certain milestones in connection with improving our “One Avocent Quality” and introducing a product incorporating both Avocent and OSA technologies).  Mr. Cooper was also awarded a deferred cash bonus of $55,646 that is payable in February 2006, together with any investment earnings on the bonus, only if Mr. Cooper remains employed by the Company or is a member of the Company’s Board of Directors at that time.

In establishing Mr. Cooper’s compensation package for 2005, the Compensation Committee again engaged Mellon Human Resources & Investor Solutions to review and assess our executive compensation policies and philosophies and equity compensation (particularly in light of SFAS 123R which will require mandatory expensing for equity awards for fiscal years commencing after June 15, 2005).  Upon completion of that study, meetings and discussions with Mellon representatives, and following deliberations by both the Compensation Committee and the Board of Directors, the Board of Directors (upon the recommendation of the Compensation Committee) set Mr. Cooper’s base salary for 2005 at $450,000 effective January 1, 2005.

Deductibility of Executive Compensation.  The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which section disallows a federal income tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m).  As the cash compensation paid by Avocent to each of these executive officers is expected to be below $1 million and the Compensation Committee believes that options granted under the Company’s current stock option plans (and Awards to be made under the 2005 Equity Incentive Plan) to such officers and shares purchased under the Avocent Corporation 2000 Employee Stock Purchase Plan by such officers will meet the requirements for qualifying as performance-based, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of executive officers.  It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law.  However, Avocent may, from time to time, pay compensation to executive officers that may not be deductible.

COMPENSATION COMMITTEE
Edwin L. Harper, Chairman
William H. McAleer
David P. Vieau

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee or executive officer of Avocent has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our common stock to the cumulative return of (i) the NASDAQ US Index and (ii) the NASDAQ Computer Index for the period beginning July 3, 2000, the date our common stock was first traded, and ending on December 31, 2004.  The graph assumes that $100 was invested on July 3, 2000.  The graph further assumes that such amount was initially invested in our common stock at a per share price of $44.25, the price at which such stock was first publicly traded, and reinvestment of any dividends.  The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN

AMONG AVOCENT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

	7/3/00	12/00	12/01	12/02	12/03	12/04
AVOCENT CORPORATION	$100	$61	$55	$50	$83	$92
NASDAQ STOCK MARKET (U.S.)	$100	$61	$49	$34	$50	$55
NASDAQ COMPUTER MFG’S	$100	$52	$36	$24	$33	$43

The information contained above under the captions “Audit Committee Report for the year Ended December 31, 2004,” “Compensation Committee Report on Executive Compensation,” and “Stock Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table indicates the number of shares of our common stock beneficially owned as of April 15, 2005 by (i) each person or entity known to be the beneficial owner of more than 5% of our outstanding stock, (ii) each of the executive officers listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all directors and executive officers as a group.  Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned, subject to community property laws where applicable. Ownership information is based upon information furnished by the respective individuals.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Franklin Resources, Inc, and its affiliates(2) One Franklin Parkway San Mateo, CA 94403	3,804,931	7.6%

Goldman Sachs Asset Management LP(3) 32 Old Slip New York, NY 10005	2,787,225	5.6%

Artisan Partners Limited Partnership and its affiliates(4) 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	2,783,900	5.6%

Stephen F. Thornton(5)	773,401	1.53%

John R. Cooper(6)	260,025	*

Doyle C. Weeks(7)	337,880	*

Kieran MacSweeney(8)	312,145	*

Douglas E. Pritchett(9)	444,177	*

Samuel F. Saracino(10)	271,703	*

Harold D. Copperman(11)	36,666	*

Francis A. Dramis, Jr.(12)	6,666	*

Edwin L. Harper(13)	62,647	*

William H. McAleer(14)	57,795	*

David P. Vieau(15)	36,666	*

All executive officers and directors as a group (22 persons)(16)	3,927,553	5.94%

*                                         Less than one percent.

(1)                                  Unless otherwise indicated, each person or entity named below has an address in care of our principal executive offices located at 4991 Corporate Drive, Huntsville, Alabama 35805.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2005 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding the options but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.  The numbers reflected in the percentage ownership columns are based on 49,037,644 shares of our common stock outstanding.

(2)                                  Based solely on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on February 14, 2005.

(3)                                  Based solely on a Schedule 13G filed by Goldman Sachs Asset Management LP. with the Securities and Exchange Commission on February 7, 2005.

(4)                                  Based solely on a Schedule 13G filed by Artisan Investment Corporation with the Securities and Exchange Commission on January 26, 2005.

(5)                                  Includes (i) 157,065 shares owned directly by Mr. Thornton, (ii) 49,248 shares owned by his spouse, (iii) 140,442 shares held by the Thornton Family Limited Partnership, of which Mr. Thornton is a general partner and as to which he may be deemed to share voting and investment power, and (iv) 426,666 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(6)                                  Includes (i) 31,650 shares owned directly by Mr. Cooper, (ii) 4,000 shares held by Mr. Cooper in his Individual Retirement Account, and (iii) 224,375 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(7)                                  Includes 336,500 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(8)                                  Includes 311,125 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(9)                                  Includes (i) 9,152 shares owned directly by Mr. Pritchett, (ii) 800 shares held by his minor child, (iii) 6,975 shares held by him in his Individual Retirement Account, and (iv) 427,250 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(10)                            Includes 264,576 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(11)                            Includes 36,666 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(12)                            Includes 6,666 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(13)                            Includes 61,666 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(14)                            Includes 57,795 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005.

(15)                            Includes 36,666 shares issuable upon exercise of stock options currently exercisable or exercisable within

60 days of April 15, 2005.

(16)                            Includes (i) 3,331,491 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2005, (ii) 1,168 shares held by the family members of two of our other executive officers, and (iii) and 30,916 shares held in escrow by two other executives in connection with our recent acquisitions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission and The Nasdaq Stock Market.  Such directors, executive officers, and ten-percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 2004, our directors, executive officers, and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2004, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, or holders of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements described in “Employment Contracts and Severance Agreements.”

OTHER INFORMATION

Our 2004 Annual Report for the fiscal year ended December 31, 2004 will be mailed to the stockholders of record as of April 30, 2005 together with the mailing of this proxy statement.  Stockholders who do not receive a copy of the 2004 Annual Report with their proxy statement may obtain a copy by writing to or calling Samuel F. Saracino, Secretary, Avocent Corporation, 9911 Willows Road N.E., Redmond, Washington 98052.  His telephone number is (425) 861-5858.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the annual meeting.  If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold.  You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed.  You may also submit your proxy over the Internet or by telephone.  For specific instructions, please refer to the information provided with your proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel F. Saracino
Secretary

Huntsville, Alabama
April 28, 2005

APPENDIX A

AVOCENT CORPORATION

2005 EQUITY INCENTIVE PLAN

1.             Purposes of the Plan.  The purposes of this Equity Incentive Plan are:

•    to attract and retain the best available personnel for positions of substantial responsibility,

•    to provide additional incentive to Service Providers, and

•    to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents, as determined by the Administrator at the time of grant.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c)           “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(d)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents.

(e)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f)            “Awarded Stock” means the Common Stock subject to an Award.

(g)           “Board” means the Board of Directors of the Company.

(h)           “Cash Position” means the Company’s level of cash and cash equivalents.

(i)            “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(i)            Any person acquires beneficial ownership of the Company’s securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding stock.  For purposes of this Amendment, “beneficial ownership” shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term “person” shall include any natural person, corporation, partnership, trust, or association, or any group or combination thereof, whose ownership of the Company’s securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

(ii)           Within any twenty-four (24) month period, the individuals who were Directors of the Company at the beginning of any such period, together with any other Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Directors in office immediately prior to any such election, cease to constitute a majority of the Board of Directors of the Company.

(iii)          The Company’s stockholders approve:

a)             any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company common stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company’s common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

b)            any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

Notwithstanding subparagraphs (i)(iii)(1) and (b)(iii)(2) above, the term “Change in Control” shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company’s common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of such holding company after such transaction.

(j)            “Code” means the Internal Revenue Code of 1986, as amended.

(k)           “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(l)            “Common Stock” means the Common Stock of the Company.

(m)          “Company” means Avocent Corporation.

(n)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(o)           “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 15.

(p)           “Director” means a member of the Board.

(q)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r)            “Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.  The Dividend Equivalent for each Share subject to an Award shall only be paid to a Participant on the vesting date for such Share.

(s)           “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(t)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(u)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(w)          “Fiscal Year” means a fiscal year of the Company.

(x)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)           “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(z)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)         “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award.  The Notice of Grant is part of the Option Agreement.

(bb)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)         “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(dd)         “Operating Income” means the Company’s or a business unit’s income from operations prior to intangible amortization, merger-related expenses, impairment charges, and any other unusual items, determined in accordance with generally accepted accounting principles.

(ee)         “Operational Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Operating Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(ff)           “Option” means a stock option granted pursuant to the Plan.

(gg)         “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(hh)           “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ii)           “Participant” means the holder of an outstanding Award granted under the Plan.

(jj)           “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Operational Earnings Per Share, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, (k) Company share price, and (l) Total Stockholder Return.  The Performance Goals may differ from Participant to Participant and from Award to Award.  The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

(kk)         “Performance Share” means a performance share Award granted to a Participant pursuant to Section 13.

(ll)           “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 14.

(mm)       “Plan” means this 2005 Equity Incentive Plan.

(nn)         “Restricted Stock” means Shares granted pursuant to Section 11 of the Plan.

(oo)         “Restricted Stock Unit” means an Award granted pursuant to Section 12 of the Plan.

(pp)         “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(qq)         “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(rr)           “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(ss)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt)           “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(uu)         “Service Provider” means an Employee, Consultant or Director.

(vv)         “Share” means a share of the Common Stock, as adjusted in accordance with Section 19 of the Plan.

(ww)       “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.

(xx)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(yy)         “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3.             Stock Subject to the Plan.

(a)           Stock Subject to Plan.  Subject to the provisions of Section 19 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 2,500,000 Shares, plus any Shares remaining available for issuance under the Company’s stock option plans on the date of the Company’s 2005 Annual Meeting of Stockholders plus any Shares subject to any outstanding options under the Company’s stock option plans on the date of the Company’s 2005 Annual Meeting of Stockholders that subsequently expire unexercised.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Full Value Awards.  Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto.  Any Shares subject to Restricted Stock, Performance Shares or Restricted Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto.  To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under Section 3(c) below, the Plan shall be credited with two Shares.

(c)           Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to SARs, Shares issued pursuant to an SAR as well as the Shares withheld to pay the exercise price shall cease to be available under the Plan.  Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance

Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.  Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan.  Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan.  Any payout of Performance Units or Dividend Equivalents, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan.  Conversely, any forfeiture of Performance Units or Dividend Equivalents shall not increase the number of Shares available for issuance under the Plan.

4.             Administration of the Plan.

(a)           Procedure.

(i)            Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)           Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)          Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)          Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)            to determine the Fair Market Value of the Common Stock, in accordance with Section 2(v) of the Plan;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)          to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv)        to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

(v)           to approve forms of agreement for use under the Plan;

(vi)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)         to construe and interpret the terms of the Plan and Awards;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)           to modify or amend each Award (subject to Section 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)           to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more).  The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)          to determine whether Dividend Equivalents will be granted in connection with another Award;

(xiii)         to determine the terms and restrictions applicable to Awards; and

(xiv)        to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.             Eligibility.  Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units, Dividend Equivalents and Nonstatutory Stock Options may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.             No Employment Rights.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7.             Code Section 162(m) Provisions.

(a)           Option and SAR Annual Share Limit.  No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 400,000 Shares; provided, however, that such limit shall be 1,200,000 Shares in the Participant’s first Fiscal Year of Company service.

(b)           Restricted Stock, Restricted Stock Units and Performance Share Annual Limit.  No Participant shall be granted, in any Fiscal Year, more than 200,000 Shares of Restricted Stock, Restricted Stock Units or Performance Shares (which may include related Dividend Equivalent grants); provided, however, that such limit shall be 600,000 Shares in the Participant’s first Fiscal Year of Company service.

(c)           Performance Units Annual Limit.  No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000, provided, however, that such limit shall be $3,000,000 in the Participant’s first Fiscal Year of Company service.

(d)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e)           Changes in Capitalization.  The numerical limitations in Sections 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 19(a).

8.             Term of Plan.  The Plan shall continue in effect for a term of ten (10) years following the date upon which the Board approved the Plan in 2005.

9.             Stock Options.

(a)           Term .  The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(b)           Option Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(c)           No Repricing.  The exercise price for an Option may not be reduced without the consent of the Company’s stockholders.  This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.  In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(e)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Subject to Applicable Laws, such consideration may consist entirely of:

(i)            cash;

(ii)           check;

(iii)          other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)          delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(v)           any combination of the foregoing methods of payment; or

(vi)          such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f)            Exercise of Option; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 19 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)           Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)            Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(j)            ISO $100,000 Rule.  Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(i)            of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

(ii)           become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 9(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

10.           Stock Appreciation Rights.

(a)           Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)           Exercise Price and other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.  Otherwise, subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

(c)           No Repricing.  The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders.  This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(d)           Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)           The number of Shares with respect to which the SAR is exercised.

(e)           Payment upon Exercise of SAR.  At the discretion of the Administrator, and as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof.

(f)            SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(g)           Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(h)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)            Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(j)            Death of Participant.  If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death.  If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

11.           Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b)           Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan.  Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded.  The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)                          Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

12.           Restricted Stock Units.

(a)           Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Unit award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued service but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock Units.  Restricted Stock Units shall be granted in the form of units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b)           Vesting Criteria and Other Terms.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the

Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)           Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement.  The Administrator shall pay earned Restricted Stock Units in Shares.

(e)           Cancellation.  On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

13.           Performance Shares.

(a)           Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares.  Performance Shares shall be granted in the form of units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b)           Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan.  Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)           Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

14.           Performance Units.

(a)           Grant of Performance Units.  Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units.  Performance Units shall be granted in the form of units to acquire Shares.  Each such unit shall be the cash equivalent of one Share of Common Stock.  No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b)           Number of Performance Units.  Subject to Section 7(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c)           Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan.  Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award.  Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d)           Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

15.           Deferred Stock Units.

(a)           Description.  Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.  Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b)           162(m) Limits.  Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 7 hereof.

16.           Leaves of Absence.  Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

17.           Part-Time Service.  Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in the event an Employee transitions to a work schedule under which they are customarily scheduled to work on less than a full-time basis, or if not on a full-time work schedule, to a schedule requiring fewer hours of service.  Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

18.           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.  Notwithstanding any action by the Administrator to make an Award transferable, no transfer for value or consideration shall be made without the prior approval of the Company’s stockholders.

19.           Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change of Control.

(i)            Stock Options and SARs.  In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(ii)           Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents and Deferred Stock Units.  In the event of a Change of Control, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Deferred Stock Unit including as to Shares (or with respect to Performance Units and Dividend Equivalents, the cash equivalent thereof) which would not otherwise be vested.  For the purposes of this paragraph, a Restricted Stock, Restricted Stock Units, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units and Dividend Equivalents, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

20.           Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

21.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Stock Plan without obtaining stockholder approval.

(b)           Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted).  Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

22.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units and Dividend Equivalents, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.           Liability of Company.

(a)           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)           Grants Exceeding Allotted Shares.  If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 21(b) of the Plan.

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24.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE FOLLOWING PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS

Nominees:
John R. Cooper (Class II Director) Harold D. (“Harry”) Copperman (Class II Director) Edwin L. Harper (Class II Director)	2.	Proposal to approve the adoption of the 2005 Equity Incentive Plan	FOR	AGAINST	ABSTAIN
☐	☐	☐

and, in their discretion, upon such other matter or matters which may properly come before
FOR all nominees	WITHHOLD AUTHORITY	the meeting or any adjournment or adjournments thereof.
listed (except as marked	to vote for all
to the contrary)	nominees listed
☐	☐	I PLAN TO ATTEND THE MEETING	☐

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THE NOMINEE’S NAME ON THE LINE BELOW.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR EACH
PROPOSAL LISTED, AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY COME
BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

YOUR VOTE IS IMPORTANT!

THANK YOU FOR VOTING.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AVOCENT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2005

The undersigned stockholder(s) of AVOCENT CORPORATION, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2005, and hereby appoints Doyle C. Weeks, Samuel F. Saracino, and Douglas E. Pritchett, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of AVOCENT CORPORATION to be held on Thursday, June 23, 2005, at 10:00 a.m., at the Bevill Conference Center and Hotel located on the University of Alabama at Huntsville Campus, 550 Sparkman Drive, Huntsville, Alabama 35805, and at any adjournment or adjournments of the Annual Meeting, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

MEETING OF STOCKHOLDERS

JUNE 23, 2005

10:00 a.m.

Bevill Conference Center and Hotel
University of Alabama
at Huntsville Campus
550 Sparkman Drive
Huntsville, Alabama 35805

YOUR VOTE IS IMPORTANT!